Letter from Tubbs & Bartnick, P.A., Item 304(a)


Tubbs & Bartnick, P.A.
2300 Glades Rd., Ste. 415
Boca Raton, Florida 33413

January 31, 2001

Securities & Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re: MAS Acquisition XVIII Corp.

Gentlemen:

Pursuant to the request of the above referenced Company, we affirm that:

                  (1) We have read the Company's  response to Item 4 of Form 8-K dated January 31, 2001; and

                  (2) We agree with the response.


Very Truly Yours,

/s/ Tubbs & Bartnick, P.A.
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    Tubbs & Bartnick, P.A.